Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Friday, October 17, 2025	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $62.7 million, or $1.85 per diluted share, for the third quarter of 2025 compared to net income of $58.9 million, or $1.75 per diluted share, for the third quarter of 2024.

The Company’s net interest income for the three-months ended September 30, 2025 increased to $125.6 million in comparison to $115.0 million for the same period in 2024. Higher loan volume along with general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin improved slightly to 3.79% for the third quarter of 2025 from 3.78% for the third quarter of 2024. The Company recorded a provision for credit losses on loans of $4.2 million in the third quarter of 2025 and $3.0 million for the same period in 2024.

Noninterest income for the quarter totaled $49.9 million compared to $48.7 million last year. Trust revenue, treasury income, sweep fees and securities transactions each increased when compared to third quarter last year.

Noninterest expense grew to $92.1 million for the quarter-ended September 30, 2025 compared to $86.7 million in the same quarter in 2024. The increase in noninterest expense was primarily due to growth in salaries and employee benefits of $3.5 million. Also contributing to the increase was occupancy expense, due largely to repairs and maintenance, and increases in other noninterest expense driven primarily by professional fees.

At September 30, 2025, the Company’s total assets were $14.2 billion, an increase of $643.8 million from December 31, 2024. Loans grew $254.0 million from December 31, 2024, totaling $8.3 billion at September 30, 2025. Deposits totaled $12.1 billion, an increase of $399.8 million from year-end 2024. Off-balance sheet sweep accounts totaled $4.9 billion at September 30, 2025, down $316.4 million from December 31, 2024. The Company’s total stockholders’ equity was $1.8 billion, an increase of $161.6 million from the end of 2024.

Asset quality continued to be strong. Nonaccrual loans totaled $57.3 million, representing 0.69% of total loans at September 30, 2025, down from 0.72% at year-end 2024. The allowance for credit losses to total loans was 1.20% at September 30, 2025, down from 1.24% at December 31, 2024. Net charge-offs were $1.7 million for the quarter, compared to $775,000 for the third quarter last year.

BancFirst Corporation CEO David Harlow commented, “Loan growth and a sustained net interest margin led to another strong quarter for the company. Solid growth in noninterest income also contributed positively to the quarter. A mixed bag on the economy, stronger than expected growth and weaker employment prospects resulted in a Fed rate cut of 25 basis points in September, the first rate cut since December 2024. Our outlook is a mixed bag as well; however, on balance, we continue to believe a slowing economy in our region of the country is more likely than not and, as such, we have maintained a healthy allowance for credit losses as a percentage of loans.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2025	2025	2024	2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$125,615	$121,256	$115,949	$115,917	$114,957
Provision for credit losses on loans	4,222	1,239	1,461	(1,400)	3,031
Provision for off-balance sheet credit exposures	216	148	125	-	-
Noninterest income:
Trust revenue	5,850	5,795	5,539	5,551	5,672
Service charges on deposits	18,131	17,741	16,804	18,133	17,723
Securities transactions	492	(740)	(333)	355	(308)
Sales of loans	916	830	636	731	721
Insurance commissions	8,954	7,920	10,410	7,914	9,391
Cash management	10,338	10,573	10,051	9,221	9,189
Other	5,185	5,929	5,787	5,114	6,324
Total noninterest income	49,866	48,048	48,894	47,019	48,712

Noninterest expense:
Salaries and employee benefits	57,681	55,147	54,593	54,327	54,215
Occupancy expense, net	6,434	6,037	5,753	5,977	5,776
Depreciation	4,725	4,691	4,808	4,593	4,482
Amortization of intangible assets	862	862	886	887	886
Data processing services	2,901	2,985	2,892	2,726	2,720
Net expense from other real estate owned	2,778	2,941	2,658	6,446	2,751
Marketing and business promotion	2,126	2,325	2,461	2,719	2,168
Deposit insurance	1,736	1,675	1,725	1,653	1,645
Other	12,829	11,536	16,403	13,007	12,091
Total noninterest expense	92,072	88,199	92,179	92,335	86,734
Income before income taxes	78,971	79,718	71,078	72,001	73,904
Income tax expense	16,317	17,371	14,966	15,525	15,001
Net income	$62,654	$62,347	$56,112	$56,476	$58,903
Per Common Share Data:
Net income-basic	$1.88	$1.87	$1.69	$1.71	$1.78
Net income-diluted	1.85	1.85	1.66	1.68	1.75
Cash dividends declared	0.49	0.46	0.46	0.46	0.46
Common shares outstanding	33,329,247	33,272,131	33,241,564	33,216,519	33,122,689
Average common shares outstanding -
Basic	33,310,290	33,255,015	33,232,788	33,172,530	33,097,164
Diluted	33,864,129	33,795,243	33,768,873	33,750,993	33,646,549
Performance Ratios:
Return on average assets	1.76%	1.79%	1.66%	1.67%	1.80%
Return on average stockholders’ equity	14.18	14.74	13.85	14.04	15.14
Net interest margin	3.79	3.75	3.70	3.68	3.78
Efficiency ratio	52.47	52.10	55.92	56.67	52.99

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2025	2025	2024	2024
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$14,198,140	$14,045,780	$14,038,055	$13,554,314	$13,313,482
Interest-bearing deposits with banks	3,849,736	3,737,763	3,706,328	3,315,932	2,743,578
Debt securities	1,015,941	1,104,604	1,167,441	1,211,754	1,376,913
Total loans	8,287,167	8,124,497	8,102,810	8,033,183	8,188,202
Allowance for credit losses	(99,511)	(96,988)	(100,455)	(99,497)	(101,882)
Noninterest-bearing demand deposits	3,816,389	3,967,626	4,027,797	3,907,060	3,858,670
Money market and interest-bearing checking deposits	5,393,791	5,301,439	5,393,995	5,231,327	5,122,457
Savings deposits	1,251,394	1,205,602	1,174,685	1,110,020	1,082,855
Time deposits	1,656,813	1,581,525	1,530,273	1,470,139	1,410,370
Total deposits	12,118,387	12,056,192	12,126,750	11,718,546	11,474,352
Stockholders' equity	1,782,801	1,728,038	1,672,827	1,621,187	1,584,575
Book value per common share	53.49	51.94	50.32	48.81	47.84
Tangible book value per common share (non-GAAP)(1)	47.71	46.12	44.47	42.92	41.91
Balance Sheet Ratios:
Average loans to deposits	67.32%	67.11%	68.08%	69.63%	72.27%
Average earning assets to total assets	93.00	92.97	93.10	93.14	93.02
Average stockholders' equity to average assets	12.38	12.14	12.00	11.87	11.88
Asset Quality Data:
Past due loans	$7,959	$7,515	$5,120	$7,739	$4,628
Nonaccrual loans (3)	57,266	49,878	56,371	57,984	45,481
Other real estate owned and repossessed assets	53,233	53,022	35,542	33,665	39,519
Nonaccrual loans to total loans	0.69%	0.61%	0.70%	0.72%	0.56%
Allowance to total loans	1.20	1.19	1.24	1.24	1.24
Allowance to nonaccrual loans	173.77	194.45	178.20	171.59	224.01
Net charge-offs to average loans	0.02	0.05	0.01	0.01	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,782,801	$1,728,038	$1,672,827	$1,621,187	$1,584,575
Less goodwill	182,263	182,263	182,263	182,263	182,263
Less intangible assets, net	10,548	11,410	12,272	13,158	14,045
Tangible stockholders’ equity (non-GAAP)	$1,589,990	$1,534,365	$1,478,292	$1,425,766	$1,388,267
Common shares outstanding	33,329,247	33,272,131	33,241,564	33,216,519	33,122,689
Tangible book value per common share (non-GAAP)	$47.71	$46.12	$44.47	$42.92	$41.91

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $10.0 million of nonaccrual loans at September 30, 2025.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2025	2024
Condensed Income Statements:
Net interest income	$362,820	$330,957
Provision for credit losses on loans	6,922	10,404
Provision for off-balance sheet credit exposures	489	—
Noninterest income:
Trust revenue	17,184	16,250
Service charges on deposits	52,676	51,431
Securities transactions	(581)	(258)
Sales of loans	2,382	1,945
Insurance commissions	27,284	25,514
Cash management	30,962	26,989
Other	16,901	15,685
Total noninterest income	146,808	137,556

Noninterest expense:
Salaries and employee benefits	167,421	157,671
Occupancy expense, net	18,224	16,215
Depreciation	14,224	13,542
Amortization of intangible assets	2,610	2,659
Data processing services	8,778	8,032
Net expense from other real estate owned	8,377	6,609
Marketing and business promotion	6,912	6,670
Deposit insurance	5,136	4,697
Other	40,768	38,734
Total noninterest expense	272,450	254,829
Income before income taxes	229,767	203,280
Income tax expense	48,654	43,402
Net income	$181,113	$159,878
Per Common Share Data:
Net income-basic	$5.44	$4.84
Net income-diluted	5.36	4.76
Cash dividends declared	1.41	1.32
Common shares outstanding	33,329,247	33,122,689
Average common shares outstanding -
Basic	33,266,315	33,015,741
Diluted	33,812,270	33,567,117
Performance Ratios:
Return on average assets	1.74%	1.68%
Return on average stockholders’ equity	14.26	14.30
Net interest margin	3.75	3.75
Efficiency ratio	53.46	54.39

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2025
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,167,950	$143,698	6.98%	$8,094,825	$420,408	6.94%
Securities – taxable	1,061,971	6,515	2.43	1,131,722	20,408	2.41
Securities – tax exempt	1,246	11	3.47	1,849	55	3.99
Interest bearing deposits with banks and FFS	3,937,525	44,363	4.47	3,739,945	125,017	4.47
Total earning assets	13,168,692	194,587	5.86	12,968,341	565,888	5.83

Nonearning assets:
Cash and due from banks	205,722			210,268
Interest receivable and other assets	882,858			860,558
Allowance for credit losses	(97,456)			(98,344)
Total nonearning assets	991,124			972,482
Total assets	$14,159,816			$13,940,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,386,505	$41,263	3.04%	$5,337,406	$122,546	3.07%
Savings deposits	1,230,646	9,763	3.15	1,185,171	28,037	3.16
Time deposits	1,627,672	16,622	4.05	1,563,089	48,644	4.16
Short-term borrowings	9,304	100	4.28	4,930	158	4.28
Subordinated debt	86,192	1,030	4.74	86,177	3,091	4.80
Total interest bearing liabilities	8,340,319	68,778	3.27	8,176,773	202,476	3.31

Interest free funds:
Noninterest bearing deposits	3,888,147			3,906,936
Interest payable and other liabilities	178,438			159,434
Stockholders’ equity	1,752,912			1,697,680
Total interest free funds	5,819,497			5,764,050
Total liabilities and stockholders’ equity	$14,159,816			$13,940,823
Net interest income		$125,809			$363,412
Net interest spread			2.59%			2.52%
Effect of interest free funds			1.20%			1.23%
Net interest margin			3.79%			3.75%